UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sogou Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0480242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 15, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing, China 100084

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

American depositary shares, each representing one Class A Ordinary Share	New York Stock Exchange LLC

Class A Ordinary Shares, par value $0.001 per share *	New York Stock Exchange LLC *

*                 Not for trading, but only in connection with the listing of the American depositary shares on the New York Stock Exchange LLC. The American depositary shares represent the right to receive the Class A Ordinary Shares and are being registered under the Securities Act of 1933 pursuant to a separate Registration Statement on Form F-6. The American depositary shares are exempt from the registration requirements of Section 12(a) of the Securities Exchange Act of 1934 pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-220928

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.                 DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the securities to be registered will be contained in a prospectus that forms a part of the registrant’s Registration Statement on Form F-1 (File No. 333-220928) relating to such securities and is to be filed pursuant to Rule 424(b) under the Securities Act of 1933 (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange LLC.

ITEM 2.                 EXHIBITS.

The securities being registered hereby are to be registered on an exchange on which no other securities of the registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange LLC and are not filed with or incorporated by reference to this Registration Statement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOGOU INC.

By:	/s/ Xiaochuan Wang
Name:	Xiaochuan Wang
Title:	Chief Executive Officer

November 6, 2017

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